Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form F-3 (Nos 33-27604, 033-80246, 333-11458 and 333-71438) and Form S-8 (Nos
33-53892, 33-53894, 33-89814, 333-07040, 333-08500, 333-83435,333-10766,
333-12448 and 333-84228) of AEGON N.V. and in the related Prospectuses, of our report dated March 7, 2002 with respect to the consolidated financial statements and schedules of AEGON N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 2001.


Ernst & Young Accountants
The Hague, The Netherlands

March 27, 2002